UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 15, 2014

Date of Report

(Date of Earliest Event Reported)

Sebring Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	4822	26-0319491
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232

(Address of Principal Executive Offices, Including Zip Code)

(941) 377-0715

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under nay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sebring Software, Inc.

Item 8.01 Other Events.

On April 25, 2013, December 27, 2013 and December 31, 2013 the Company acquired several dental practices as previously disclosed on Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 1, 2013, January 3, 2014 and January 8, 2014. In each instance, the acquired dental practices were private companies and had never been audited. After the acquisitions, the Company determined that the accounting records for the acquired entities were not in conformity with GAAP and required significant revision to prepare the reports for an audit. The Company is continuing the process of compiling the historical data in preparation for the audits. The Company has now targeted January 2015 for the completion of the audit of the April 25, 2013 acquisitions and May 2015 for the completion of the audit for the December 27, 2013 and December 31, 2013 acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 15, 2014

Sebring Software, Inc.

By:	/s/ Leif Andersen
Name:	Leif Andersen
Title:	Chief Executive Officer and Director